Exhibit 10.8

FIRST AMENDMENT

TO

2001 EQUITY COMPENSATION PLAN

This First Amendment to 2001 Equity Compensation Plan (this “Amendment”) is entered into as of February 25, 2003, by Fender Musical Instruments Corporation, a Delaware corporation (the “Company”). All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Company’s 2001 Equity Compensation Plan (the “Plan”).

WHEREAS, Article IV, Section III of the Plan permits the Company’s Board of Directors to amend the Plan;

WHEREAS, no Grants are outstanding pursuant to the Plan as of the time of this Agreement; and

WHEREAS, the Company’s Board of Directors have duly approved the following amendments to the Plan;

1. Amendments. The Company’s 2001 Equity Compensation Plan (the “Plan”) is hereby amended as follows:

A.	Article Two, Section II is hereby deleted in its entirety.

B.	Article Two, Section I(B)(2)(i) is hereby amended to read in its entirety as follows:

(i) in Shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (in general, if the Participant utilizes this provision to pay the Exercise Price, the Shares surrendered must have been owned by the Participant for at least six (6) months following the later of exercise or vesting, if such Shares were not acquired by the Participant on the open market); or

C.	Article Two, Section I(B)(2)(ii) is hereby amended to read in its entirety as follows:

(ii) to the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares in the open market and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale; provided, that the number of purchased Shares which the Participant directs the brokerage firm to sell, shall in no event exceed the number of Shares necessary to cover the Exercise Price plus required tax withholding.

2. No Other Amendments. Except as expressly provided for herein, the Company’s Board of Directors does not intend to amend or otherwise alter any of the terms and conditions of the Plan.

3. Entire Agreement. This Amendment constitutes the entire agreement of the Company’s Board of Directors with respect to the amendment of the Plan. Neither this Amendment nor the Plan (as amended hereby) may be modified except in accordance with the provisions of the Plan.

IN WITNESS WHEREOF, the undersigned, an authorized representative of the Company, has executed this Amendment as of the day and year first above written in order to certify the action taken by the Company’s Board of Directors.

FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation

By:	/s/ William C. Schultz

Its:	CEO